STOCKHOLDER AGREEMENT

                         Dated as of March 29, 1996

                              by and between

                         MOBILE TELECOMMUNICATION
                            TECHNOLOGIES CORP.

                                  and

                         MICROSOFT CORPORATION
                              TABLE OF CONTENTS

                                                               Page

                                  ARTICLE I

                             CERTAIN DEFINITIONS

               1.1  "Affiliate" . . . . . . . . . . . . . . . .   1
               1.2  "Agreement" . . . . . . . . . . . . . . . .   2
               1.3  "Charitable Institution . . . . . . . . . .   2
               1.4  "Code"  . . . . . . . . . . . . . . . . . .   2
               1.5  "Communications Act"  . . . . . . . . . . .   2
               1.6  "Exchange Act"  . . . . . . . . . . . . . .   2
               1.7  "Group" . . . . . . . . . . . . . . . . . .   2
               1.8  "Microsoft"   . . . . . . . . . . . . . . .   2
               1.9  "Mtel"  . . . . . . . . . . . . . . . . . .   2
               1.10 "Mtel Preferred Stock"  . . . . . . . . . .   2
               1.11 "Mtel Voting Securities"  . . . . . . . . .   2
               1.12 "Non-Rule 144 Exempt Transaction" . . . . .   2
               1.13 "Option Period" . . . . . . . . . . . . . .   2
               1.14 "Permitted Transfer"  . . . . . . . . . . .   2
               1.15 "Period"  . . . . . . . . . . . . . . . . .   3
               1.16 "Person"  . . . . . . . . . . . . . . . . .   3
               1.17 "Restricted Securities" . . . . . . . . . .   3
               1.18 "SEC" . . . . . . . . . . . . . . . . . . .   3
               1.19 "Securities Act"  . . . . . . . . . . . . .   3
               1.20 "Transfer"  . . . . . . . . . . . . . . . .   3
               1.21 "Transfer Notice" . . . . . . . . . . . . .   3

                                  ARTICLE II

                                  COVENANTS

               2.1  Microsoft Covenants . . . . . . . . . . . .   3
                    (a)  Microsoft Investment in Mtel . . . . .   3
                    (b)  Standstill Provisions  . . . . . . . .   4
                    (c)  Restriction on Transfer  . . . . . . .   5

                                 ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF MTEL

               3.1  Capitalization  . . . . . . . . . . . . . .   6
               3.2  Authority . . . . . . . . . . . . . . . . .   6
               3.3  Organization  . . . . . . . . . . . . . . .   7
               3.4  Consents and Approvals  . . . . . . . . . .   7
               3.5  No Violations . . . . . . . . . . . . . . .   7

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF MICROSOFT

               4.1  Authority . . . . . . . . . . . . . . . . .   8
               4.2  Organization  . . . . . . . . . . . . . . .   8
               4.3  Consents and Approvals  . . . . . . . . . .   8
               4.4  No Violations . . . . . . . . . . . . . . .   9

                                  ARTICLE V
                                MISCELLANEOUS

               5.1  Termination . . . . . . . . . . . . . . . .   9
               5.2  Assignability . . . . . . . . . . . . . . .   9
               5.3  Notices . . . . . . . . . . . . . . . . . .  10
               5.4  Waivers . . . . . . . . . . . . . . . . . .  10
               5.5  Third Party Rights  . . . . . . . . . . . .  11
               5.6  Choice of Law . . . . . . . . . . . . . . .  11
               5.7  Severability  . . . . . . . . . . . . . . .  11
               5.8  Enforcement of Agreement  . . . . . . . . .  11
               5.9  References to Agreement . . . . . . . . . .  11
               5.10 Headings, etc.  . . . . . . . . . . . . . .  12
               5.11 Counterparts. . . . . . . . . . . . . . . .  12
               5.12 Survival. . . . . . . . . . . . . . . . . .  12
               5.13 Amendments  . . . . . . . . . . . . . . . .  12
               5.14 Entire Agreement  . . . . . . . . . . . . .  12
                            STOCKHOLDER AGREEMENT

                    THIS AMENDED AND RESTATED STOCKHOLDER AGREEMENT dated as of March 29, 1996 (this "Agreement") by and between Mobile Telecommunication Technologies Corp., a Delaware corporation ("Mtel"), and Microsoft Corporation, a Washington corporation ("Microsoft").

                             W I T N E S S E T H:

                    WHEREAS, Mtel and Microsoft have entered into a Stock Purchase Agreement dated as of March 29, 1996 (the "Stock Purchase Agreement") pursuant to which Microsoft will acquire shares of Series A 7.5% Cumulative Convertible Accruable Pay-In-Kind Preferred Stock, par value $.01, of Mtel ("Mtel Preferred Stock"), in accordance with the terms and conditions set forth in the Stock Purchase Agreement.

                    WHEREAS, Microsoft entered into a stockholders agreement (the "Original Stockholders Agreement"), dated September 15, 1995, with Mtel in connection with an exchange of stock whereby Microsoft acquired shares of common stock of Mtel.

                    WHEREAS, Mtel and Microsoft desire to enter into certain additional agreements concerning their continuing relationship as set forth herein.

                    AND WHEREAS, Mtel and Microsoft desire this
          Agreement to supersede the Original Stockholders
          Agreement as it relates to the parties hereto and the matters covered hereby and thereby.

                    NOW, THEREFORE, in consideration of the
          premises and the representations, warranties, covenants and agreements contained herein and in the Stock Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                  ARTICLE I

                             CERTAIN DEFINITIONS

                    Unless the context otherwise requires,
          capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Stock
          Purchase Agreement. Unless the context otherwise requires, the following terms shall have the following meanings:

                    1.1  "Affiliate" shall mean, with respect to
          any Person, (a) in the case of an individual, any relative of such Person; (b) any officer, director, trustee, partner, member, manager, employee or holder of ten percent (10%) or more of any class of the voting securities of or equity interest in such Person; (c) any, corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person; or (d) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of the outstanding voting securities of any corporation, partnership, limited liability company, trust or other entity controlling, controlled by, or under common control with such Person.

                    1.2  "Agreement" shall mean this Stockholder
          Agreement, as the same may be modified, amended or superseded, from time to time, in accordance with the terms hereof.

                    1.3  "Charitable Institution" shall mean an
          organization qualified under Section 501(c)(3) of the Code.

                    1.4  "Code" shall mean the Internal Revenue
          Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                    1.5  "Communications Act" shall mean the
          Communications Act of 1934, as amended.

                    1.6  "Exchange Act" shall mean the Securities
          Exchange Act of 1934, as amended.

                    1.7  "Group" shall mean two or more persons
          acting in concert as a partnership, limited partnership, syndicate or other entity for the purpose of acquiring, holding, taking action with respect to or disposing of voting securities of Mtel.

                    1.8  "Microsoft" shall mean Microsoft
          Corporation, a Washington corporation.

                    1.9 "Mtel" shall mean Mobile Telecommunication Technologies Corp., a Delaware corporation.

                    1.10 "Mtel Preferred Stock" shall have the meaning set forth in the recitals to this Agreement.

                    1.11 "Mtel Voting Securities" shall have the meaning ascribed to such term in Section 2.1(a).

                    1.12 "Non-Rule 144 Exempt Transaction" shall have the meaning ascribed to such term in Section 2.1(c).

                    1.13 "Option Period" shall have the meaning ascribed to such term in Section 2.1(e) hereof.

                    1.14 "Permitted Transfer" shall mean:

                         (a)  any Transfer in which the only person
                    or persons who become the "beneficial owner"
                    (as determined pursuant to Rule 13d-3 under the Exchange Act) of Restricted Securities is an Affiliate or member of the "immediate family" (as such term is defined in Rule 16a-l(e) under the Exchange Act) of the transferring party; and

                         (b)  any gift to a bona fide Charitable
                    Institution.
     1.15 "Period" shall have the meaning ascribed to such term in Section 2.1(a).

                    1.16 "Person" shall mean an individual, firm, trust, association, corporation, partnership, limited partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

                    1.17 "Restricted Securities" shall have the meaning set forth in Section 2.1(c) of this Agreement.

                    1.18 "SEC" shall mean the United States
          Securities and Exchange Commission, or any successor agency.

                    1.19 "Securities Act" shall mean the Securities Act of 1933, as amended.

                    1.20 "Transfer" shall mean any offer, transfer sale, exchange, assignment, pledge, hypothecation, gift, grant of security interest in or lien on, placement in a trust (voting or otherwise) or any other disposition or encumbrance.

                    1.21 "Transfer Notice" shall have the meaning ascribed to such term in Section 2.1(d).

                                  ARTICLE II

                                  COVENANTS

                    2.1 Microsoft Covenants. Microsoft covenants with Mtel as follows:

                    (a) Microsoft Investment in Mtel. During the period commencing on the date hereof and ending on the fifth anniversary of the date of this Agreement (the "Period"), Microsoft shall not and shall cause each of its Affiliates not to, without the prior written consent of Mtel, duly authorized by the Board of Directors of Mtel, directly or indirectly, through one or more intermediaries or otherwise, acting singly or as part of a Group, purchase, acquire or own (of record or beneficially) or offer (or propose to offer in any manner) or agree to purchase, acquire or own (of record or beneficially), any securities of Mtel entitled to vote generally in the election of directors of Mtel (or convertible into or exchangeable for securities of Mtel entitled to vote generally in the election of directors of Mtel) ("Mtel Voting Securities") if, after giving effect to such purchase or acquisition, Microsoft and its Affiliates would own (of record or beneficially) more than ten percent (10%) of the total of all outstanding Mtel Voting Securities.

                    (b) Standstill Provisions. During the Period, without the prior written consent of Mtel, duly authorized by Mtel's Board of Directors, Microsoft, directly or indirectly, through one or more intermediaries or otherwise, acting singly or as part of a Group, shall not, and shall cause each of its Affiliates not to:

                         (1)  (i)  Make, or in any way participate
               in, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A promulgated pursuant to the Exchange
               Act) or consents to vote or become a "participant" or "participant in a solicitation" (as such terms are defined or used in Rule 14a-11 promulgated pursuant to the Exchange Act) with respect to Mtel,
               (ii) seek to advise or influence any third person (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the voting of any Mtel Voting securities, (iii) call or seek to call, directly or indirectly, any special meeting of stockholders of Mtel for any reason whatsoever, (iv) seek, request, or take any action to obtain or retain, directly or indirectly, any list of holders of any Mtel Voting Securities, or (v) assist or encourage any attempt by any other person to do or seek any of the foregoing;

                         (2)  Initiate, propose or otherwise
               participate in a solicitation of holders of Mtel Voting Securities for the approval of one or more stockholder proposals with respect to Mtel as described in Rule 14a-8 promulgated pursuant to the Exchange Act;

                         (3)  Directly or indirectly participate in
               or encourage the formation of any Group which beneficially owns or seeks to acquire beneficial ownership of Mtel Voting securities;

                         (4)  Deposit any Mtel Voting Securities in
               a voting trust or subject them to any voting agreement or arrangement, and Microsoft represents and warrants to Mtel that other than this Agreement there are no such voting trusts, voting agreements or arrangements with respect to it which would include the Mtel Voting Securities to be received pursuant to the Stock Purchase Agreement;

                         (5)  (i)  Make any public announcement
               with respect to, or submit a proposal for, or seek to effect any form of merger, consolidation, business combination, tender offer, exchange offer or other acquisition or other business transaction with Mtel or any Affiliate of Mtel or any restructuring, recapitalization or similar transaction with respect to Mtel or any Affiliate of Mtel, (ii) otherwise act, directly or indirectly, alone or in concert with others, to seek to control or influence in any manner, other than as may be permitted by the terms of this Agreement, the management, Board of Directors, policies or affairs of Mtel or any Affiliate of Mtel, or (iii), in the case of either (i) or (ii) above, instigate or encourage any third party to do any of the foregoing;
                         (6)  Make any public or private
               communication with any holder of Mtel Voting
               Securities or other person regarding the management, Board of Directors, control, policies or affairs of Mtel; or

                         (7)  Propose, or publicly disclose an
               intent to propose, any of the foregoing, unless and until in any such case such offer or proposal shall have been specifically invited in writing by Mtel or by an authorized representative

                    (c)  Restriction on Transfer.  During the
          period commencing on the date hereof and ending on November 15, 1996, Microsoft shall not make or cause to be made any Transfer of Mtel Preferred Stock or any stock into which such Mtel Preferred Stock is convertible or any other capital stock of Mtel now owned or hereafter acquired (the "Restricted Securities") except for Permitted Transfers. Thereafter Microsoft shall be permitted to Transfer Restricted Securities (i) pursuant to the provisions of Rule 144 under the Securities Act, and (ii) in a transaction or series of transactions exempt from registration under the Securities Act other than under Rule 144 (a "Non-Rule 144 Exempt Transaction"); provided, however, that no transaction pursuant to Rule 144 or Non-Rule 144 Exempt Transaction shall be made during a period of ninety (90) days after the declaration of effectiveness of any registration statement relating to the public offering of Mtel Voting Securities or any securities that may be convertible into or exchangeable or exercisable for Mtel Voting Securities, provided, further, that under no circumstances shall Microsoft sell more than one percent (1%) of the total number of issued and outstanding shares of common stock of Mtel (on a fully diluted basis) to any other person or entity operating in the telecommunications industry. In the event of any Transfer of Restricted Securities (including a Permitted Transfer) by Microsoft, such Transfer shall be accompanied by an opinion of counsel, in form and substance reasonably satisfactory to Mtel, to the effect that the proposed Transfer complies with the applicable provision of the Securities Act and the rules and regulations thereunder, and any applicable state securities laws; provided, however, that such opinion of counsel shall not be required if such Transfer of Restricted Securities is made pursuant to the provisions of Rule 144.

                                 ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF MTEL

                    Mtel hereby represents and warrants to
          Microsoft as follows;

                    3.1  Capitalization.  The authorized capital
          stock of Mtel consists of 75,000,000 shares of common stock and 25,000,000 shares of preferred stock. At the close of business on March 27, 1996, 54,138,156 shares of common stock and 3,750,000 shares of $2.25 Cumulative
          Convertible Preferred Stock Exchangeable Preferred Stock
         were issued and outstanding.  At the close of business on
          March 27, 1996, a total of 7,648,406 shares of common
          stock were reserved for issuance upon the exercise of (i) the conversion rights of the $2.25 Cumulative Convertible Exchangeable Preferred Stock, (ii) the options, stock appreciation rights and other rights granted under Mtel's 1988 Executive Incentive Plan, (iii) the options, stock appreciation rights and other rights granted under Mtel's 1990 Executive Incentive Plan, (iv) the awards and options granted under Mtel's Long-Term Incentive Plan,
          (v) options granted under Mtel's 1993 Employee Stock Purchase Plan and (vi) the nonqualified options granted to directors of Mtel who are not officers. Except as set forth in this Section 3.1, Schedule 3.1 hereto or as contemplated by this Agreement, there are not any options, warrants, calls, rights, commitments or agreements of any character to which Mtel or any subsidiary of Mtel is a party or by which it is bound obligating Mtel or any subsidiary of Mtel to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Mtel or obligating Mtel to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                    3.2  Authority.  Mtel has all requisite
          corporate power and authority to enter into this Agreement and each other agreement, instrument and document required to be executed by Mtel in connection herewith, and to consummate the transactions contemplated hereby. The execution and delivery by Mtel of this Agreement and the consummation by Mtel of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Mtel. This Agreement has been duly and validly executed and delivered by Mtel and constitutes a valid and binding obligation of Mtel enforceable against Mtel in accordance with its terms except that the enforceability hereof may be limited by applicable bankruptcy or other laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                    3.3 Organization. Mtel is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own and operate its assets and properties and carry on its businesses as presently conducted and is duly qualified to do business and is in good standing in all jurisdictions in which the ownership or occupancy of its properties or its activities presently makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect upon the businesses, properties or assets of Mtel and its subsidiaries, taken as a whole.

                    3.4  Consents and Approvals.  All
          authorizations, approvals and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with all governmental authorities and regulatory bodies to permit Mtel to execute and deliver, and to perform its obligations under, this Agreement have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings (collectively, "consents and filings") are in full force and effect, except where failure to obtain and/or maintain in full force and effect such consents and filings would not have a material adverse effect upon the execution and delivery of, and upon the performance of Mtel's obligations under, this Agreement.

                    3.5 No Violations. Neither the execution or delivery by Mtel, nor the consummation by Mtel of the transactions herein contemplated, nor the fulfillment by Mtel of the terms and provisions hereof (i) will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality or any arbitrator, applicable to Mtel including, without limitation, the Communications Act and the rules and regulations promulgated thereunder, (ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of Mtel's certificate of incorporation, certificates of designation and by-laws, (iii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any loan agreement, indenture, trust, deed or other agreement or instrument to which Mtel is a party or by which it is bound or (iv) result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever (collectively, a "lien") upon any of Mtel's property or assets. Except with respect to the Credit Agreement (as defined in the Stock Purchase Agreement) which default shall be cured upon the closing under the Stock Purchase Agreement, Mtel is not in default under any agreement to which it is a party which default could impair its ability to perform its obligation under this Agreement, except where such default would not have a material adverse affect on Mtel's ability to perform its obligations under this Agreement.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF MICROSOFT

                    Microsoft hereby represents and warrants to Mtel as follows:

                    4.1  Authority.  Microsoft has all requisite
          corporate power and authority to enter into this Agreement and each other agreement, instrument and document required to be executed by Microsoft in connection herewith, and to consummate the transactions contemplated hereby. The execution and delivery by Microsoft of this Agreement and the consummation by Microsoft of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Microsoft. This Agreement has been duly and validly executed and delivered by Microsoft and constitutes a valid and binding obligation of Microsoft enforceable against Microsoft in accordance with its terms except that the enforceability hereof may be limited by applicable bankruptcy or other laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                    4.2 Organization. Microsoft is a corporation duly formed, validly existing and in good standing under the laws of the State of Washington and has full corporate power and authority to own and operate its assets and properties and carry on its businesses as presently conducted and is duly qualified to do business and is in good standing in all jurisdictions in which the ownership or occupancy of their properties or their activities presently makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect upon the businesses, properties or assets of Microsoft and its subsidiaries, taken as a whole.

                    4.3  Consents and Approvals.  All
          authorizations, approvals and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all governmental authorities and regulatory bodies to permit Microsoft to execute and deliver, and to perform its obligations under, this Agreement have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings (collectively, "consents and filings") are in full force and effect, except where failure to obtain and/or maintain in full force and effect such consents and filings would not have a material adverse effect upon the execution and delivery of, and upon the performance of Microsoft's obligation under, this Agreement.

                    4.4 No Violations. Neither the execution or delivery by Microsoft of this Agreement, nor the consummation by Microsoft of the transactions herein contemplated, nor the fulfillment by Microsoft of the terms and provisions hereof (i) will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality or any arbitrator, applicable to Microsoft including, without limitation, the Communications Act, and the rules and regulations promulgated thereunder, (ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of Microsoft's certificate of incorporation and by-laws or (iii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any loan agreement, indenture, trust, deed or other agreement or instrument to which Microsoft is a party or by which it is bound, except where such conflict, violation or breach will not have a material adverse effect on Microsoft's execution, delivery, consummation or fulfillment of this Agreement. Microsoft is not in default under any agreement to which it is a party which default could impair its ability to perform its obligations under this Agreement, except where such default would not have a material adverse effect on Microsoft's ability to perform its obligations under this Agreement.

                                  ARTICLE V

                                MISCELLANEOUS

                    5.1  Termination.  This Agreement, and all
          rights and obligations of the parties hereunder, shall terminate upon the mutual agreement of the parties hereto.

                    5.2  Assignability.  This Agreement shall be
          binding upon and inure to the benefit of the successors and assigns of each party hereto. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated in whole or in part to any other person without the prior written consent of each other party hereto.

                    5.3 Notices. In any case where any notice or other communication is required or permitted to be given hereunder (including, without limitation, any change in the information set forth in this Section 5.3) such notice or communication shall be in writing and (a) personally delivered, (b) sent by registered United States mail, postage prepaid, return receipt requested,
          (c) transmitted by telecopy or (d) sent by way of a recognized overnight courier service, Postage prepaid, return receipt requested with instructions to deliver on the next business day, in each case as follows:

                         (i)  If to Mtel, to:

                              Mobile Telecommunication Technologies
                              Corp.
                              110 East 59th St.
                              36th Floor
                              New York, New York  10022
                              Attention: John E. Welsh, III
                              Telecopy:  (212) 735-0808

                              with a copy to:

                              Mobile Telecommunication Technologies
                              Corp.
                              200 South Lamar Street
                              Security Centre, South Building
                              Jackson, Mississippi 39201
                              Attention: Leonard G. Kriss, Esq.
                              Telecopy:  (601) 944-7194

                         (ii) If to Microsoft, to:

                              Microsoft Corporation
                              One Microsoft Way
                              Redmond, Washington 98052-6399
                              Attention: Treasurer
                              Telecopy:  (206) 936-2625
                              with a copy to:

                              Microsoft Corporation
                              One Microsoft Way
                              Redmond, Washington 98052-6399
                              Attention: Robert A. Eschelman
                              Telecopy: (206) 869-1327

                    5.4 Waivers. The failure at any time of any party hereto to require performance by any other party hereto of any responsibility or obligation required by this Agreement shall in no way affect a party's right to require such performance at any time thereafter, nor shall the waiver by the party of a breach of any provision of this Agreement by any other party constitute a waiver of any other breach of the same or any other provision of this Agreement nor constitute a waiver of the responsibility or obligation itself.

                    5.5  Third Party Rights.  Nothing in this
          Agreement, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any other person than Mtel, Microsoft and their respective Affiliates, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.

                    5.6  Choice of Law.  This Agreement shall be
          construed and enforced in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

                    5.7  Severability.  Should any provision of
          this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in force in all other respects. Should any provision of this Agreement be or become ineffective because of changes in applicable laws or interpretations thereof or should this Agreement fail to include a provision that is required as matter of law, the validity of the other provisions of this Agreement shall not be affected thereby. If such circumstances arise, the parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by law.

                    5.8 Enforcement of Agreement. Any action or proceeding brought by any party to this Agreement on its own behalf, or on behalf of Mtel, in connection with or relating to this Agreement or any provision hereof shall be brought only in a federal or state court of competent jurisdiction in the United States. Each of the parties hereto, solely in connection with any such action or proceeding, does hereby (a) submit to the jurisdiction of any such court, (b) waive any defense of or relating to lack of jurisdiction with respect to any such action or proceeding in any such court and (c) waive any defense of or relating to service of process in a such action or proceeding in any such court.
                    5.9  References to Agreement.  Any reference
          herein to this Agreement shall be deemed to be a reference to such Agreement as the same may be modified, varied, amended or supplemented from time to time by the parties hereto in accordance with the provisions hereof. Unless the context otherwise expressly requires, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision or Appendix.

                    5.10 Headings, etc. The Article and Section headings in this Agreement, and the table of contents included herein, are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. Whenever the context shall require, each term stated in either the singular or plural shall include the singular and the plural. References herein to masculine, feminine or neuter pronouns shall be construed to refer to another gender when the context may require.

                    5.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                    5.12 Survival.  The provisions of all
          representations and warranties made herein shall survive the execution and delivery of this Agreement until the expiration of a period of two years following the effective date of any termination of this Agreement.

                    5.13 Amendments. This Agreement may be amended or modified only by a written instrument executed by each of the parties hereto or by their respective successors and assigns.

                    5.14 Entire Agreement. This Agreement and the other agreements and documents contemplated herein and therein, constitute the entire agreement between the parties hereto and supersede any prior agreement or understanding between the parties. This Agreement supersedes the Original Stockholders Agreement as it relates to the parties hereto and the matters covered hereby and thereby.
                    IN WITNESS WHEREOF, Mtel and Microsoft have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                        MOBILE TELECOMMUNICATION
                                        TECHNOLOGIES CORP.

                                        By: /s/ John E. Welsh, III
                                           ___________________________
                                           Name:  John E. Welsh, III
                                           Title: Vice Chairman and Chief
                                                  Financial Officer

                                        MICROSOFT CORPORATION

                                        By: /s/ Greg Maffei
                                           ___________________________
                                           Name:  Greg Maffei
                                           Title: Treasurer